Unique Fabricating, Inc. to Close Murfreesboro, Tennessee Manufacturing Facility
Production to be consolidated into existing facilities to enhance operational efficiency

AUBURN HILLS, Mich., October 27, 2015-- Unique Fabricating, Inc. ("Unique") (NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced it will close its manufacturing facility in Murfreesboro, Tenn. as part of an initiative to streamline the company’s operational efficiency and better position the company to attract and retain the necessary work force to scale its long-term production capabilities.
The company expects to close its Murfreesboro manufacturing facility in January 2016 with scheduled production to be transferred to the company’s other existing manufacturing facilities, including plants located in Evansville, Ind. and LaFayette, Ga. The decision will impact approximately 30 employees. Unique Fabricating has committed to providing severance and transition assistance to all affected employees.
In connection with this closure, the company expects to incur charges of approximately $200,000 - $300,000 related to severance costs. The estimated costs for equipment relocation, other closing considerations and potential cost savings are being finalized at this time. The Company expects to provide an update to investors on their third quarter earnings conference call.
Following the closure, the company expects to market the facility, which currently has an estimated net book value of approximately $2.0 million, for sale.
”Our board and management team remain committed to building an efficient, cost-effective and high quality operation that best serves the needs of our customers,” said John Weinhardt, CEO of Unique Fabricating. “The decision to close the Murfreesboro plant, while a difficult one to make, was driven primarily by the competitive labor market in the region which made it challenging to attract the workforce necessary to adequately scale our operations. The consolidation of this facility into existing plants streamlines our operations and places us in a better position to meet current and future labor needs at a more competitive price. I am confident this rationalization of our production facilities will make us a stronger organization overall and is the best long-term solution for Unique Fabricating and our shareholders. We will work closely with our customers to ensure continuity in the supply of their products as we make this shift.”
Mr. Weinhardt added, “We appreciate the contributions of our Murfreesboro team members and would like to thank each of them for their commitment, service and ongoing support during this time of transition."
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company's solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding and fusion molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
Safe Harbor Statement
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements, including, but not limited to, the timing with respect to closing the Murfreesboro, Tennessee manufacturing facility, and the Company's ability to enhance its costs structure and growth position as a result of the closing and the financial impact of the closing, are based on current expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Prospectus, dated June 30, 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Prospectus, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law.

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